UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Simplicity Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

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	1)	Title of each class of securities to which transaction applies:
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BEFORE THE

CALIFORNIA DEPARTMENT

OF

BUSINESS OVERSIGHT

In the Matter of the Application of HOMESTREET, INC. For Permit Authorizing Sale and Issuance of Securities Pursuant to Sections 25121 and 25142 of the Corporate Securities Laws of 1968, as amended	) ) ) ) ) ) ) )	NOTICE OF HEARING PURSUANT TO SECTION 25142 OF THE CALIFORNIA CORPORATIONS CODE ORG NO. 1685649 / App-1368

TO:	All Holders of Outstanding Shares of Common Stock of Simplicity Bancorp, Inc., a Maryland corporation (“Simplicity”)

THIS NOTICE DOES NOT CONSTITUTE A RECOMMENDATION ON, OR A SOLICITATION OF, A STOCKHOLDER’S VOTE ON THE MERGER. SHORTLY AFTER THE HEARING AND THE ISSUANCE OF A PERMIT, SIMPLICITY BANCORP STOCKHOLDERS WILL BE ASKED TO VOTE ON THE MERGER AGREEMENT AND THE PRINCIPAL TERMS OF THE MERGER AT A SPECIAL MEETING OF THE STOCKHOLDERS OF SIMPLICITY BANCORP, INC.

Notice is hereby given that on February 10, 2015 at the hour of 10:00 a.m. (Los Angeles time), a public hearing will be held before Gayle Oshima, Assistant Chief Counsel and Hearing Officer for the California Commissioner of the California Department of Business Oversight (the “California Commissioner”) at 320 West Fourth Street Suite 750, Los Angeles, California 90013, upon the application filed on December 17, 2014 by HomeStreet, Inc., a Washington corporation and a registered savings and loan holding company (“HomeStreet” or the “Applicant”) for a permit (the “Permit”) authorizing the issuance of its common stock pursuant to an Application for Qualification of Securities by Permit pursuant to Section 25121 of the Corporate Securities Law of 1968 (the “Corporations Code”).

FACTS GIVING RISE TO HEARING

The purpose of the hearing is to enable the California Commissioner to determine, pursuant to Section 25142 of the Corporations Code, whether the terms and conditions of the transaction described or incorporated by reference herein are fair, just and equitable. HomeStreet is seeking a fairness hearing in order to comply with the exemption from federal registration available under Section 3(a)(10) of the Securities Act of 1933. Accompanying this Notice is a Definitive Joint Proxy Statement on Schedule 14A filed by HomeStreet and Simplicity with the United States Securities and Exchange Commission on January 6, 2015. Certain portions of the contents of the joint proxy statement are incorporated herein by reference as further described below, and we urge Simplicity’s stockholders to read that document and any documents incorporated by reference carefully in their entirety.

A FINDING BY THE CALIFORNIA COMMISSIONER THAT THE PROPOSED TRANSACTION IS FAIR, JUST AND EQUITABLE, AND THE ISSUANCE OF A PERMIT BASED ON THOSE FINDINGS, IS NOT A RECOMMENDATION OF THE PROPOSED TRANSACTION, NOR DOES IT CONSTITUTE THE SOLICITATION OR RECOMMENDATION OF A PROXY IN CONNECTION THEREWITH.

Pursuant to an Agreement and Plan of Merger between HomeStreet and Simplicity dated September 27, 2014 (the “merger agreement”), a copy of which is included herewith as Annex A to the joint proxy statement, HomeStreet proposes to acquire Simplicity and Simplicity Bank by having Simplicity merge into HomeStreet (the “merger”) and, immediately thereafter, by having Simplicity Bank to merge into HomeStreet Bank, whereupon the separate existence of Simplicity and Simplicity Bank will cease. HomeStreet would be the surviving corporation in the merger and HomeStreet Bank would be the resulting bank in the bank merger. Simplicity stockholders will be entitled to receive one share of HomeStreet common stock for each share of

Simplicity common stock they own at the effective time, subject to certain adjustments if HomeStreet’s average closing price during a specified measurement period prior to the effective time is more than $20, and subject to adjustment or termination as described herein if HomeStreet’s average closing price during that period is less than $15 per share.

APPLICANT’S DESCRIPTION OF THE MATERIAL FEATURES OF THE MERGER.

The material features of the merger are described in detail in the joint proxy statement. The table below provides, for purposes of this Notice, the information required to be set forth herein, including page and section references to the joint proxy statement. The information set forth in the corresponding section of the joint proxy statement is incorporated herein by reference.

Terms	Page	Section
Effect on Capital Stock.	5	Summary of the Transaction—The Transaction.

	111	The Merger—Summary of the Merger—Merger Consideration;—Conversion of Shares.

Fractional Shares.	112	The Merger—Summary of the Merger—Fractional Shares.

Dissenters’ Rights.	8	Summary of the Transaction—Dissenters Rights.

	113	The Merger—Summary of the Merger—Dissenters’ Rights.

Expected Closing.	6	Summary of the Transaction—The Transaction—Anticipated Closing.

	112	The Merger—Summary of the Merger—Closing and Effective Time.

The description of the merger incorporated by reference above is not complete and is qualified by its entirety by the language of the merger agreement. Readers should refer to the merger agreement and its exhibits for a complete understanding of the merger.

To facilitate an understanding of the structure of the proposed merger, a visual depiction of the structure of the merger of Simplicity Bancorp, Inc. with and into HomeStreet, Inc. and the subsequent merger of Simplicity Bank with and into HomeStreet Bank is included as Exhibit A to this Notice.

APPLICANT’S DESCRIPTION OF THE OTHER MATERIAL PROVISIONS OF THE MERGER AGREEMENT.

Terms	Page	Section
Representations and Warranties.	6	Summary of the Transaction—Representations and Warranties.

	114	The Merger—Summary of the Merger—Representations and Warranties.

Actions Pending Acquisition.	115	The Merger—Summary of the Merger—Covenants and Agreements;—Regulatory Matters;—Employee Benefit Matters;—Certain Additional Covenants.

Conditions to Consummation of the Merger.	7	Summary of the Transaction—Closing Conditions.

	128	The Merger—Summary of the Merger—Conditions to Complete the Merger.

Termination.	7	Summary of the Transaction—Termination and Breakup Fees; Specific Performance.

	129	The Merger—Summary of the Merger—Termination of the Merger Agreement;—Effect of Termination; Termination Fees;—Specific Performance.

BACKGROUND OF AND REASONS FOR THE MERGER.

The information set forth in the joint proxy statement under the headings “Background of and Reasons for the Merger” (beginning at page 79), “Background of and Reasons for the Merger—Reasons of Simplicity for the Merger” (beginning at page 84), and “Background of and Reasons for the Merger—Reasons of HomeStreet for the Merger” (beginning at page 86) is incorporated herein by reference.

APPLICANT’S DESCRIPTION OF THE GENERAL EFFECT UPON THE RIGHTS OF EXISTING SHAREHOLDERS.

The information set forth in the joint proxy statement under the headings “Background of and Reasons for the Merger” (beginning at page 79), “The Merger—General” (beginning at page 111), “The Merger—Summary of the Merger—Merger Consideration” (beginning at page 111), and “The Merger—Summary of the Merger—Fractional Shares” (beginning at page 112) is incorporated herein by reference.

APPLICANT’S DESCRIPTION OF NUMBER OF SHAREHOLDERS; VOTE REQUIRED.

Applicant. The issuance of the Applicant’s common stock as merger consideration requires the affirmative vote of the holders of a majority of the shares of HomeStreet common stock voting at the HomeStreet special meeting. As of the record date for the HomeStreet special meeting there were 14,856,610.6 shares of HomeStreet common stock outstanding and held by approximately 132 shareholders of record.

Simplicity. The approval of the principal terms of the merger agreement and the merger requires the affirmative vote of the holders of a majority of the shares of Simplicity common stock outstanding and entitled to vote. The advisory vote on certain compensation payable to named executive officers will be approved if the holders of a majority of the votes cast of Simplicity common stock vote to adopt the proposal. As of the record date for the Simplicity special meeting there were 7,392,908 shares of Simplicity common stock outstanding and held by approximately 2,616 stockholders of record.

APPLICANT’S DESCRIPTION OF CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.

The information set forth in the joint proxy statement under the heading “United States Federal Income Tax Consequences of the Merger” (beginning at page 136) is incorporated herein by reference.

DESCRIPTION OF BUSINESS OF APPLICANT AND SIMPLICITY.

HomeStreet.

The information set forth in the joint proxy statement under the headings “Information about HomeStreet—Business” (beginning at page 139) is incorporated herein by reference.

Simplicity.

The information set forth in the joint proxy statement under the headings “Information about Simplicity” (beginning at page 277) is incorporated herein by reference.

FURTHER INFORMATION.

Further information concerning the merger can be found in the Applicant’s permit application file and the documents filed in connection therewith at the California Department of Business Oversight, 320 West 4th Street, Suite 750, Los Angeles, California 90013. Copies of the joint proxy statement are available from the SEC’s website at http://www.sec.gov, or from the Applicant by writing to Godfrey B. Evans, Executive Vice President, General Counsel and Corporate Secretary, HomeStreet, Inc., 601 Union Street Suite 2000, Seattle, Washington 98101.

HEARING.

Any interested persons may attend the hearing, may (but need not) be represented by legal counsel, and will be given an opportunity to be heard. Any interested person will be entitled to the issuance of subpoenas to compel the attendance of witnesses and the production of books, documents and other items by applying for such subpoenas to the California Department of Business Oversight, 320 West 4th Street, Suite 750, Los Angeles, California 90013. If you are interested in this matter, you may appear at the hearing in favor of or in opposition to the granting of the Permit. Whether or not you plan to attend, you are invited to make your views known by sending correspondence for receipt prior to the date of the hearing to Theresa Leets, Senior Corporations Counsel for the California Commissioner of the California Department of Business Oversight, 320 West 4th Street, Suite 750, Los Angeles, California 90013.

The hearing will be held for the purpose of enabling the California Commissioner to determine the fairness of the terms and conditions of the issuance of the securities of the Applicant pursuant to the merger agreement and the merger and will be based upon the application and all papers and documents filed in connection therewith. Section 25142 of the California Securities Law authorizes the California Commissioner to hold such hearing when securities will be issued in exchange for other outstanding securities (whether or not the security of transaction is exempt from qualification), to approve the terms and conditions of such issuance and exchange, and to determine whether such terms and conditions are fair, just and equitable.

A FINDING BY THE CALIFORNIA COMMISSIONER THAT THE PROPOSED TRANSACTION IS FAIR, JUST AND EQUITABLE, AND THE ISSUANCE OF A PERMIT THEREAFTER, IS NOT A RECOMMENDATION OF THE PROPOSED TRANSACTION, NOR IS IT A SOLICITATION OF A PROXY OR A RECOMMENDATION AS TO HOW A STOCKHOLDER SHOULD VOTE.

Los Angeles, California	Jan Lynn Owen
January 26, 2015	Commissioner
Department of Business Oversight

By
Theresa Leets
Senior Corporations Counsel

Exhibit A

Diagram 1

Current Structure

Diagram 2

First Merger: Simplicity into HomeStreet

Diagram 3

Structure After First Merger

Diagram 4

Second Merger:

Simplicity Bank Merges into HomeStreet Bank

Diagram 5

Structure After Second Merger